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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported: May 18, 2001)


                                AMERUS GROUP CO.
               (Exact Name of Registrant as Specified in Charter)


           IOWA                          000-30898              42-1458424
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
of Incorporation)                                           Identification No.)


699 WALNUT STREET
DES MOINES, IOWA                                                50309-3948
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:    (515) 362-3600


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a) On May 18, 2001, AmerUs Group Co. (the "Registrant") completed the previously reported acquisition of Indianapolis Life Insurance Company ("ILICo"), an Indiana insurance company, pursuant to the Combination and Investment Agreement by and among the Registrant, ILICo and The Indianapolis Life Group of Companies, Inc. ("ILGC"), a majority owned subsidiary of ILICo that is domiciled in Indiana, dated February 18, 2000, as amended on September 18, 2000, (the "Agreement") for an amount of cash, policy credits and shares of the Registrant's stock equal to the value of 9.3 million shares of the Registrant's common stock (the "Consideration"). The Registrant issued a press release announcing the acquisition of ILICo on May 21, 2001, which is attached hereto as Exhibit 99.1. The Consideration was determined in arm's-length negotiations with the representatives of ILICo. In accordance with the Agreement, ILICo (1) converted from a mutual insurance company to a stock company, (2) merged with a wholly owned Iowa insurance company subsidiary of the Registrant and survived such merger and (3) became an indirect wholly owned subsidiary of the Registrant.

     ILICo was acquired from the eligible members of ILICo in exchange for the Consideration. The cash and policy credit component of the Consideration will be obtained from internal sources and from funds borrowed by the Registrant pursuant to the Credit Agreement, dated as of October 23, 1997, among the Registrant, Various Lending Institutions, the Co-Arrangers and The Chase Manhattan Bank, as Administrative Agent, filed as Exhibit 10.84 to the registration statement of the Registrant on Form S-4 filed on November 12, 1997 (the "Credit Agreement"). The following banks currently participate in the Credit Agreement: ABN AMRO Bank N.V.; Bank One, NA; Bank of Montreal; BNP PARIBAS; CIBC, Inc.; Chase Manhattan Bank; Dresdner Kleinwort Wasserstein; First Union National Bank; Fleet National Bank; Mellon Bank, N.A.; Bank of America; Wells Fargo Bank; Royal Bank of Canada; and SunTrust Bank.

     ILICo is a stock insurance company whose business is primarily concentrated in individual life insurance products. The remaining business is generated from the individual annuity business. As of March 31, 2001, ILICo had assets of approximately $5.8 billion.

     Prior to the acquisition of ILICo by the Registrant, ILICo and the Registrant were unaffiliated. In connection with signing the Agreement on February 18, 2000, the Registrant acquired non-voting stock of ILGC in exchange for a $100 million investment in ILGC (the "Investment"). The Agreement also allowed the Registrant to designate its representative to serve as a director on ILGC's board of directors pending the closing of the acquisition and while the Registrant retained its Investment. For a complete description of the Investment, see page 29 of Part 2 of the Statement (as defined below).

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement (attached hereto as Exhibit 2.1) filed as Exhibit 2.1 to the Registrant's Report on Form 8-K/A on March 6 and the Amendment to the Agreement (attached hereto as Exhibit 2.2) filed as Exhibit 2.2 to the Registrant's Report on Form 8-K on September 21, 2000. For a complete description of the acquisition of ILICo by the Registrant and the Consideration, see the Proxy Statement/Prospectus filed on February 13, 2001 by the Registrant in connection with the approval of the issuance of shares of the Registrant's common stock by the Registrant's shareholders to ILICo's eligible members attached hereto as Exhibit 99.2 (the "Statement").

     (b) In connection with the acquisition of ILICo by the Registrant, the Registrant acquired certain real property used by ILICo as its home office facilities. ILICo will continue to have operations at such facilities.




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ITEM 7: FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)   Financial Statements of Business Acquired.

              As permitted by Item 7 (a) (4) of Form 8-K, AmerUs intends to file the required financial statements of ILICo by amendment not later than 60 days after the date this report is required to be filed.


        (b)   Pro Forma Financial Information.

              As permitted by Item 7 (b) (2) of Form 8-K, AmerUs intends to file the required pro forma financial information by amendment not later than 60 days after the date this report is required to be filed.

        (c)   Exhibits.

        2.1 Combination and Investment Agreement by and among the Registrant, ILICo and ILGC, dated February 18, 2000.

        2.2 Amendment to Combination and Investment Agreement by and among the Registrant, ILICo and ILGC dated
              September 18, 2000.

        99.1 Press Release Announcing Acquisition of ILICo by the Registrant dated May 21, 2001.

        99.2  Proxy Statement/Prospectus of the Registrant filed February
              13, 2001, excluding Appendix 3 which contains the Amendment to the Combination and Investment Agreement and the Combination and Investment Agreement. These documents are reproduced in their entirety in Exhibits 2.1 and 2.2, respectively to this Report on Form 8-K.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERUS GROUP CO.


                                      By: /s/ Michael G. Fraizer
                                          -------------------------------------
                                             Michael G. Fraizer
                                             Executive Vice President &
                                             Chief Financial Officer

Dated: May 18, 2001


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